UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

Certara, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39799	82-2180925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Radnor Corporate Center
Suite 350
Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

(415) 237-8272

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CERT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 21, 2025, Certara, Inc. (the “Company”) held its annual meeting of stockholders. The proposals are described in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 8, 2025. The final results of the votes regarding each proposal are set forth below.

1.	The Company’s stockholders elected the four Class II directors listed below to the Board of Directors of the Company to hold office until the 2028 annual meeting of stockholders and until their respective successors have been duly elected and qualified. The voting results were as follows:

	For	Withheld	Broker Non-Vote
Eran Broshy	101,414,836	44,496,504	4,922,800
Cynthia Collins	135,130,774	10,780,566	4,922,800
John Reynders	145,466,015	445,325	4,922,800
Matthew Walsh	131,743,940	14,167,400	4,922,800

2.	The Company’s stockholders ratified the selection of RSM US LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
150,415,340	335,712	83,088	0

3.	The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers for the most recently completed fiscal year. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
139,119,677	6,709,969	81,694	4,922,800

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 22, 2025	CERTARA, INC.
(Registrant)

		By:	/s/ Daniel D. Corcoran
Daniel D. Corcoran
Senior Vice President and General Counsel